13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS THIRD QUARTER 2026 RESULTS
Third Quarter Operating Income Increased 90.3% to $16.3 Million; Adjusted EBITDAre Increased 11.8% to $43.9 Million
Third Quarter Pro Forma RevPAR Increased 7.2%, Driving a 14.4% Increase in Pro Forma Hotel EBITDA

Austin, Texas, November 3, 2026 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and nine months ended September 30, 2026.

“We delivered outstanding third quarter results that exceeded expectations as operating fundamentals accelerated meaningfully during the quarter. Pro forma RevPAR increased 7.2 percent year-over-year driven by broad based demand growth and pricing power, particularly midweek in our urban markets. Our teams capitalized on this favorable operating backdrop to drive exceptional profitability growth as pro forma hotel EBITDA increased 14.4 percent with margins expanding nearly 200 basis points year-over-year. Growth in our portfolio was strong across the vast majority of markets and all demand segments, led by the accelerating recovery in business transient travel and the ongoing strength of group demand. Our outlook for the industry broadly and Summit specifically continues to improve. Based on our strong third quarter results and increased expectations for the fourth quarter, we have again raised our full year 2026 guidance ranges to reflect the positive momentum in our business,” said Jonathan Stanner, President and Chief Executive Officer.

"We also continue to enhance our balance sheet and reduce borrowing costs. During the quarter, we repriced two term loan facilities totaling $475 million of borrowings, lowering the applicable interest rate by 20 basis points on those facilities. This follows the previous pricing reduction of our primary $650 million corporate revolving and term loan facility. We have no debt maturities until 2028 and approximately $350 million of liquidity, which positions the Company well for future growth," continued Mr. Stanner.

Third Quarter 2026 Summary

•Net Loss: Net loss attributable to common stockholders was $7.7 million, or $0.07 per diluted share, compared to net loss of $11.3 million, or $0.11 per diluted share, for the third quarter of 2025.

•Pro Forma RevPAR: Pro forma RevPAR increased 7.2 percent to $126.17 compared to the third quarter of 2025. Pro forma ADR increased 5.3 percent to $167.95 compared to the same period in 2025, and pro forma occupancy increased 1.8 percent to 75.1 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA increased 14.4 percent to $60.4 million from $52.8 million in the same period in 2025. Pro forma hotel EBITDA margin expanded 191 basis points to 32.6 percent in the third quarter.

•Adjusted EBITDAre(1): Adjusted EBITDAre increased 11.8 percent to $43.9 million from $39.3 million in the third quarter of 2025.

•Adjusted FFO(1): Adjusted FFO increased 13.9 percent to $24.2 million, or $0.20 per diluted share, compared to $21.3 million, or $0.17 per diluted share, in the third quarter of 2025.

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Year-to-Date 2026 Summary

•Net Loss: Net loss attributable to common stockholders was $14.2 million, or $0.14 per diluted share, compared to net loss of $17.6 million, or $0.17 per diluted share, in the same period of 2025.

•Pro Forma RevPAR: Pro forma RevPAR increased 4.0 percent to $129.91 compared to the same period of 2025. Pro forma ADR increased 4.5 percent to $174.70, and pro forma occupancy decreased 0.5 percent to 74.4 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA increased 5.9 percent to $195.2 million from $184.4 million.

•Adjusted EBITDAre(1): Adjusted EBITDAre increased 5.7 percent to $142.9 million from $135.2 million in the same period of 2025.

•Adjusted FFO(1): Adjusted FFO increased to $84.6 million, or $0.70 per diluted share, compared to $81.3 million, or $0.66 per diluted share, in the same period of 2025.

The Company’s results for the three and nine months ended September 30, 2026 and 2025 are as follows (in thousands, except per share amounts and metrics):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025

Net loss attributable to common stockholders	$(7,655)	$(11,301)	$(14,229)	$(17,597)
Net loss per diluted share	$(0.07)	$(0.11)	$(0.14)	$(0.17)
Total revenues	$185,706	$177,117	$569,778	$554,512
EBITDAre (1)	$53,372	$46,166	$175,613	$165,665
Adjusted EBITDAre (1)	$43,904	$39,263	$142,930	$135,189
FFO (1)	$19,250	$16,289	$72,278	$66,371
Adjusted FFO (1)	$24,204	$21,253	$84,612	$81,319
FFO per diluted share and unit (1)	$0.16	$0.13	$0.60	$0.54
Adjusted FFO per diluted share and unit (1)	$0.20	$0.17	$0.70	$0.66

Pro Forma (2) and Same Store (3)
RevPAR	$126.17	$117.69	$129.91	$124.91
RevPAR Growth	7.2%		4.0%
Hotel EBITDA	$60,404	$52,792	$195,190	$184,356
Hotel EBITDA Growth	14.4%		5.9%
Hotel EBITDA Margin	32.6%	30.7%	34.5%	34.1%
Hotel EBITDA Margin Growth	191 bps		40 bps

(1)    See tables later in this press release for a discussion and reconciliation of Net loss attributable to common stockholders to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)    Unless stated otherwise in this release, all pro forma information includes operating and financial results for 92 hotels owned as of September 30, 2026.

(3)    All same store information includes operating and financial results for 92 hotels owned as of January 1, 2025 and at all times during the three and nine months ended September 30, 2026, and 2025.

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Transaction Activity

In July 2026, the Company completed the sale of the wholly-owned 103-guestroom Courtyard by Marriott, Dallas (Arlington South), TX and the 96-guestroom Residence Inn by Marriott, Dallas (Arlington South), TX for a combined selling price of $19.0 million. The combined sale price represents a 5.9 percent capitalization rate based on the net operating income for the trailing twelve months ended June 30, 2026, and after consideration of approximately $7.6 million of foregone near-term required capital expenditures.

Since 2023, the Company and its affiliates have sold 15 hotels for a combined sales price of approximately $219.0 million at a blended capitalization rate of approximately 4.7 percent, inclusive of an estimated $67.6 million of foregone capital needs, based on the trailing twelve-month net operating income at the time of each sale. The combined RevPAR for the sold hotels was $86, which is an approximate 30 percent discount to the current pro forma portfolio.

Capital Markets Activity

In September 2026, the Company amended its $200 Million Term Loan Facility and $275 Million Delayed Draw Term Loan Facility to conform the pricing grids and other material terms of these facilities with those of its recently amended $650 Million Senior Credit Facility.

Pursuant to the amended pricing grids, borrowings under the $200 Million Term Loan Facility and the $275 Million Delayed Draw Term Loan Facility bear interest at rates ranging from 135 to 225 basis points over the applicable adjusted Term SOFR rate. Based on the Company’s leverage as of September 30, 2026, these amendments resulted in an initial 20 basis point reduction in the applicable interest rate. Furthermore, due to a reduction in the Company’s quarter-end trailing twelve-month leverage ratio, the Company achieved an additional 15 basis point reduction in the interest rate spread across $675 million of term loan debt. Compared to the Company’s pre-amendment pricing grid and June 30, 2026 leverage ratio, these spread reductions are expected to generate annual interest expense savings of approximately $2.4 million.

In connection with the amendment to the $200 Million Term Loan Facility, the initial maturity date was extended to February 2028. The Company retains the option, subject to certain conditions, to further extend the maturity date for up to two additional six-month periods.

Balance Sheet Summary

As of September 30, 2026, the Company’s balance sheet reflected the following:

•Pro rata outstanding debt of $1.1 billion with a weighted average interest rate of 5.50 percent. After giving effect to interest rate derivative agreements, $539.1 million, or 51 percent, of our outstanding debt had a fixed interest rate, and $520.0 million, or 49 percent, had a variable interest rate.

•Pro rata unrestricted cash and cash equivalents of $51.9 million.

•Total pro rata liquidity of approximately $350 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

•The Company’s pro rata weighted average term to maturity was approximately 3.4 years, including extension options.

•No debt maturities until 2028.

•No balance outstanding under its Revolving Credit Facility.

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Common and Preferred Dividend Declaration

On October 27, 2026, the Company declared a quarterly cash dividend of $0.08 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.08 per share represents an annualized dividend yield of 4.5 percent, based on the closing price of shares of the common stock on November 2, 2026.

In addition, the Board of Directors declared a quarterly cash dividend of:

•     $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
•     $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock
•     $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on November 30, 2026, to holders of record as of November 16, 2026.

2026 Outlook

The Company’s updated outlook for the full year 2026 is based on 92 lodging assets owned as of November 3, 2026.

Based on actual results for the first nine months of the year and recent operating trends, the Company is increasing the low and high end of its guidance ranges for pro forma RevPAR growth, Adjusted EBITDAre, Adjusted FFO, and Adjusted FFO per share. There are no additional acquisitions, dispositions, share repurchases, or capital markets activities assumed in the Company’s full year 2026 outlook.

	FYE 2026 Outlook
	Low	High	Variance to Prior Midpoint	% Change to Prior Midpoint
Pro Forma RevPAR Growth (1)	3.50%	4.50%	1.50%	—%
Adjusted EBITDAre	$181,000	$186,000	$5,000	2.8%
Adjusted FFO	$102,500	$107,500	$5,750	5.8%
Adjusted FFO per share of common share and Common Units	$0.85	$0.89	$0.05	6.1%
Capital Expenditures, Pro Rata	$55,000	$65,000	$—	—%
(1)    All pro forma information includes operating and financial results for 92 lodging assets owned as of November 3, 2026 and excludes the financial results of hotels sold by the Company after January 1, 2025. Pro forma and non-GAAP financial measures are unaudited.

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Third Quarter 2026 Earnings Conference Call

The Company will conduct its quarterly conference call on November 4, 2026, at 9:00 AM ET.

1.To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until February 1, 2027.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure, or future expectations.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging facilities with efficient operating models primarily in the upscale segment of the lodging industry. As of November 3, 2026, the Company's portfolio consisted of 92 assets, 50 of which are wholly owned, with a total of 14,027 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on X at @SummitHotel_INN.

Contact:
Kevin Milota
SVP - Corporate Finance
Summit Hotel Properties, Inc.
(737) 205-5787

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc. Consolidated Balance Sheets (In thousands)
	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Investments in lodging property, net	$2,522,801	$2,640,367
Assets held for sale, net	33,594	11,967
Cash and cash equivalents	61,287	36,110
Restricted cash	6,139	5,102
Right-of-use assets, net	31,332	32,028
Trade receivables, net	19,430	17,347
Prepaid expenses and other	13,144	7,104
Deferred charges, net	5,960	10,051
Other assets	26,273	15,954
Total assets	$2,719,960	$2,776,030

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,367,695	$1,394,014
Lease liabilities, net	23,742	24,091
Accounts payable	9,649	7,537
Accrued expenses and other	94,462	76,417
Total liabilities	1,495,548	1,502,059

Redeemable non-controlling interests	50,219	50,219

Total stockholders’ equity	826,730	862,155
Non-controlling interests	347,463	361,597
Total equity	1,174,193	1,223,752
Total liabilities, redeemable non-controlling interests and equity	$2,719,960	$2,776,030

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Summit Hotel Properties, Inc. Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Room	$163,166	$156,323	$501,867	$490,653
Food and beverage	10,321	10,017	32,879	32,202
Other	12,219	10,777	35,032	31,657
Total revenues	185,706	177,117	569,778	554,512

Expenses:
Room	39,201	38,958	114,900	114,256
Food and beverage	8,141	8,217	25,141	24,596
Other lodging property operating expenses	60,451	58,575	179,772	174,440
Property taxes, insurance and other	13,638	14,106	41,093	41,123
Management fees	3,844	3,142	12,431	12,048
Depreciation and amortization	36,108	37,634	109,295	112,123
Corporate general and administrative	8,131	7,845	24,391	24,696
Loss on write-down of assets	—	—	3,641	—
Total expenses	169,514	168,477	510,664	503,282
Gain (loss) on disposal of assets, net	142	(57)	236	(136)
Operating income	16,334	8,583	59,350	51,094
Other income (expense):
Interest expense	(21,926)	(20,676)	(64,444)	(61,260)
Interest income	340	259	887	836
Other income (expense), net	949	(278)	3,188	1,810
Total other expense, net	(20,637)	(20,695)	(60,369)	(58,614)
Loss from continuing operations before income taxes	(4,303)	(12,112)	(1,019)	(7,520)
Income tax (expense) benefit	(880)	352	(342)	(1,580)
Net loss	(5,183)	(11,760)	(1,361)	(9,100)
Less - Loss attributable to non-controlling interests	(2,152)	(5,083)	(1,008)	(5,379)
Net loss attributable to Summit Hotel Properties, Inc. before preferred dividends	(3,031)	(6,677)	(353)	(3,721)
Less - Distributions to and accretion of redeemable non-controlling interests	(656)	(656)	(1,970)	(1,970)
Less - Preferred dividends	(3,968)	(3,968)	(11,906)	(11,906)
Net loss attributable to common stockholders	$(7,655)	$(11,301)	$(14,229)	$(17,597)

Loss per common share:
Basic and diluted	$(0.07)	$(0.11)	$(0.14)	$(0.17)
Weighted-average common shares outstanding:
Basic and diluted	104,856	105,889	105,112	107,169

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Summit Hotel Properties, Inc. Reconciliation of Net Loss to Non-GAAP Measures - EBITDAre
(Unaudited)
(In thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(5,183)	$(11,760)	$(1,361)	$(9,100)
Depreciation and amortization	36,108	37,634	109,295	112,123
Interest expense	21,926	20,676	64,444	61,260
Interest income on cash deposits	(217)	(89)	(512)	(334)
Income tax expense (benefit)	880	(352)	342	1,580
EBITDA	53,514	46,109	172,208	165,529
Loss on write-down of assets	—	—	3,641	—
(Gain) loss on disposal of assets and other dispositions, net	(142)	57	(236)	136
EBITDAre	53,372	46,166	175,613	165,665
Amortization of key money liabilities	(178)	(129)	(471)	(387)
Equity-based compensation	1,660	2,049	5,087	6,754
Debt transaction costs	46	323	188	338
Non-cash lease expense, net	108	108	359	374
Casualty losses, net	363	470	985	1,194
Other	245	885	301	885
Loss (income) related to non-controlling interests in consolidated joint ventures	1,217	3,565	(727)	3,051
Adjustments related to non-controlling interests in consolidated joint ventures	(12,929)	(14,174)	(38,405)	(42,685)
Adjusted EBITDAre	$43,904	$39,263	$142,930	$135,189

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Summit Hotel Properties, Inc. Reconciliation of Net Loss to Non-GAAP Measures - Funds From Operations
(Unaudited)
(In thousands, except per share and unit amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$(5,183)	$(11,760)	$(1,361)	$(9,100)
Preferred dividends	(3,968)	(3,968)	(11,906)	(11,906)
Distributions to and accretion of redeemable non-controlling interests	(656)	(656)	(1,970)	(1,970)
Loss (income) related to non-controlling interests in consolidated joint ventures	1,217	3,565	(727)	3,051
Net loss applicable to common shares and Common Units	(8,590)	(12,819)	(15,964)	(19,925)
Real estate-related depreciation	35,543	37,064	107,618	110,421
Loss on write-down of assets	—	—	3,641	—
(Gain) loss on disposal of assets and other dispositions, net	(142)	57	(236)	136
FFO adjustments related to non-controlling interests in consolidated joint ventures	(7,561)	(8,013)	(22,781)	(24,261)
FFO applicable to common shares and Common Units	19,250	16,289	72,278	66,371
Amortization of deferred financing costs	1,995	1,929	5,911	5,279
Amortization of franchise fees	175	180	509	530
Amortization of intangible assets, net	210	263	696	787
Equity-based compensation	1,660	2,049	5,087	6,754
Debt transaction costs	46	323	188	338
Non-cash lease expense, net	108	108	359	374
Casualty losses, net	363	470	985	1,194
Deferred tax expense (benefit)	713	(532)	(250)	636
Other	245	885	301	885
AFFO adjustments related to non-controlling interests in consolidated joint ventures	(561)	(711)	(1,452)	(1,829)
AFFO applicable to common shares and Common Units	$24,204	$21,253	$84,612	$81,319
FFO per common share and Common Unit	$0.16	$0.13	$0.60	$0.54
AFFO per common share and Common Unit	$0.20	$0.17	$0.70	$0.66

Weighted-average diluted common shares and Common Units	120,003	121,635	120,317	123,211

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Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Weighted average common shares outstanding - basic and diluted	104,856	105,889	105,112	107,169
Adjusted for:
Non-GAAP adjustment for restricted stock awards (1)	2,138	2,737	2,196	2,688
Non-GAAP adjustment for dilutive effects of Common Units (2)	13,009	13,009	13,009	13,354
Non-GAAP weighted diluted shares of common stock and Common Units	120,003	121,635	120,317	123,211

(1)    Adjustment reflects the difference between the total weighted-average unvested restricted time-based shares outstanding as of the reporting date and the weighted-average restricted time-based shares computed for diluted earnings per share under the treasury stock method, plus the difference between the estimated total weighted average unvested restricted performance-based shares expected to vest based on achievement of the performance measures as if the vesting date were the reporting date and the estimated weighted-average unvested restricted performance-based shares computed for diluted earnings per share under the treasury stock method.

(2)    The Company includes the outstanding Common Units issued by our Operating Partnership held by limited partners other than the Company because the Common Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Pro Forma Operating Data: (1)	2026	2025	2026	2025
Pro forma room revenue	$162,816	$151,865	$497,472	$477,804
Pro forma other hotel operations revenue	22,511	20,220	67,545	62,131
Pro forma total revenues	185,327	172,085	565,017	539,935
Pro forma total hotel operating expenses	124,923	119,293	369,827	355,579
Pro forma hotel EBITDA	$60,404	$52,792	$195,190	$184,356
Pro forma hotel EBITDA Margin	32.6%	30.7%	34.5%	34.1%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$185,706	$177,117	$569,778	$554,512
Total revenues - dispositions	(379)	(5,032)	(4,761)	(14,577)
Pro forma total revenues (1)	185,327	172,085	565,017	539,935

Hotel Operating Expenses:
Hotel operating expenses	$125,275	$122,998	$373,337	$366,463
Hotel operating expenses - dispositions	(352)	(3,705)	(3,510)	(10,884)
Pro forma hotel operating expense (1)	124,923	119,293	369,827	355,579

Hotel EBITDA:
Operating income	16,334	8,583	59,350	51,094
(Gain) loss on disposal of assets and other dispositions, net	(142)	57	(236)	136
Loss on write-down of assets	—	—	3,641	—
Corporate general and administrative	8,131	7,845	24,391	24,696
Depreciation and amortization	36,108	37,634	109,295	112,123
Hotel EBITDA	60,431	54,119	196,441	188,049
Hotel EBITDA - dispositions (2)	(27)	(1,327)	(1,251)	(3,693)
Pro forma hotel EBITDA (1)	$60,404	$52,792	$195,190	$184,356

(1)    Unaudited pro forma information includes operating results for 92 hotels owned as of September 30, 2026. For any hotels sold by the Company after January 1, 2025 (the “Disposed Hotels”), the Company excludes the financial results of each of the Disposed Hotels from January 1, 2025 to the date the Disposed Hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For hotels sold by the Company between January 1, 2025, and September 30, 2026, the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2025, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining pro forma hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
	2025	2026			Trailing Twelve Months Ended September 30, 2026
Pro Forma Operating Data: (1)	Q4	Q1	Q2	Q3
Pro forma room revenue	$150,002	$160,473	$174,183	$162,816	$647,474
Pro forma other hotel operations revenue	21,383	22,276	22,758	22,511	88,928
Pro forma total revenues	171,385	182,749	196,941	185,327	736,402
Pro forma total hotel operating expenses	116,856	119,737	125,167	124,923	486,683
Pro forma hotel EBITDA	$54,529	$63,012	$71,774	$60,404	$249,719
Pro forma hotel EBITDA Margin	31.8%	34.5%	36.4%	32.6%	33.9%

Pro Forma Statistics: (1)
Rooms sold	916,685	903,506	974,624	969,457	3,764,272
Rooms available	1,290,392	1,262,430	1,276,457	1,290,484	5,119,763
Occupancy	71.0%	71.6%	76.4%	75.1%	73.5%
ADR	$163.63	$177.61	$178.72	$167.95	$172.01
RevPAR	$116.25	$127.11	$136.46	$126.17	$126.47

Actual Statistics:
Rooms sold	941,803	920,670	987,180	971,639	3,821,292
Rooms available	1,325,524	1,286,440	1,294,566	1,294,663	5,201,193
Occupancy	71.1%	71.6%	76.3%	75.0%	73.5%
ADR	$162.60	$176.57	$178.42	$167.93	$171.41
RevPAR	$115.53	$126.37	$136.06	$126.03	$125.93

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$174,960	$185,053	$199,019	$185,706	$744,738
Total revenues - dispositions	(3,575)	(2,304)	(2,078)	(379)	(8,336)
Pro forma total revenues (1)	171,385	182,749	196,941	185,327	736,402

Hotel Operating Expenses:
Hotel operating expenses	119,644	121,622	126,440	125,275	492,981
Hotel operating expenses - dispositions	(2,788)	(1,885)	(1,273)	(352)	(6,298)
Pro forma hotel operating expenses (1)	116,856	119,737	125,167	124,923	486,683

Hotel EBITDA:
Operating income	14,591	14,131	28,885	16,334	73,941
(Gain) loss on disposal of assets, net	(6,715)	40	(134)	(142)	(6,951)
Loss on write-down of assets	1,833	3,641	—	—	5,474
Corporate general and administrative	8,120	8,845	7,415	8,131	32,511
Depreciation and amortization	37,487	36,774	36,413	36,108	146,782
Hotel EBITDA	55,316	63,431	72,579	60,431	251,757
Hotel EBITDA - dispositions (2)	(787)	(419)	(805)	(27)	(2,038)
Pro forma hotel EBITDA (1)	$54,529	$63,012	$71,774	$60,404	$249,719

(1)    Unaudited pro forma information includes operating results for 92 hotels owned as of September 30, 2026 as if all such hotels had been owned by the Company since October 1, 2025. For any hotels sold by the Company after October 1, 2025, the Company excludes the financial results of each of those hotels from October 1, 2025 to the date the hotels were sold by the Company in determining pro forma total revenues and pro forma hotel operating expenses. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)    For hotels sold by the Company between October 1, 2025, and September 30, 2026, the Company has excluded the financial results of each of the hotels for the period beginning on October 1, 2025, and ending on the date the hotels were sold by the Company in determining pro forma hotel EBITDA.

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Summit Hotel Properties, Inc. Pro Forma and Same Store Data (Unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Pro Forma (1) and Same Store (2)
Rooms sold	969,457	952,332	2,847,587	2,858,467
Rooms available	1,290,484	1,290,392	3,829,371	3,825,209
Occupancy	75.1%	73.8%	74.4%	74.7%
ADR	$167.95	$159.47	$174.70	$167.15
RevPAR	$126.17	$117.69	$129.91	$124.91

Occupancy change	1.8%		(0.5)%
ADR change	5.3%		4.5%
RevPAR change	7.2%		4.0%

(1)    Unaudited pro forma information includes operating results for 92 hotels owned as of September 30, 2026.

(2)     Same-store information includes operating results for 92 hotels owned by the Company as of January 1, 2025, and at all times during the three and nine months ended September 30, 2026, and 2025.

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Summit Hotel Properties, Inc. Reconciliation of Net Loss to Non-GAAP Measures - EBITDA for Financial Outlook
(Unaudited)
(In thousands)
	FYE 2026 Outlook
	Low	High
Net loss	$(11,800)	$(5,500)
Depreciation and amortization	144,900	144,900
Interest expense	86,800	86,800
Interest income	(900)	(900)
Income tax expense	2,600	2,600
EBITDA	221,600	227,900
Loss on write-down assets	3,600	3,600
Gain on disposal of assets and other dispositions, net	(1,700)	(1,700)
EBITDAre	223,500	229,800
Equity-based compensation	6,800	6,800
Debt transaction costs	200	200
Other items, net	1,100	1,100
Loss (income) related to non-controlling interests in consolidated joint ventures	1,200	(100)
Adjustments related to non-controlling interests in consolidated joint ventures	(51,800)	(51,800)
Adjusted EBITDAre	$181,000	$186,000

Summit Hotel Properties, Inc. Reconciliation of Net Loss to Non-GAAP Measures - Funds From Operations for Financial Outlook
(Unaudited)
(In thousands except per share and unit)
	FYE 2026 Outlook
	Low	High
Net loss	$(11,800)	$(5,500)
Preferred dividends	(15,900)	(15,900)
Distributions to and accretion of redeemable non-controlling interests	(2,600)	(2,600)
Loss (income) related to non-controlling interests in consolidated joint ventures	1,200	(100)
Net loss applicable to common shares and Common Units	(29,100)	(24,100)
Real estate-related depreciation	142,700	142,700
Loss on write-down assets	3,600	3,600
Gain on disposal of assets and other dispositions, net	(1,700)	(1,700)
FFO Adjustments related to non-controlling interests in consolidated joint ventures	(30,400)	(30,400)
FFO applicable to common shares and Common Units	85,100	90,100
Amortization of deferred financing costs	8,000	8,000
Amortization of franchise fees	700	700
Equity-based compensation	6,800	6,800
Debt transaction costs	200	200
Other items, net	3,500	3,500
AFFO Adjustments related to non-controlling interests in consolidated joint ventures	(1,800)	(1,800)
AFFO applicable to common shares and Common Units	$102,500	$107,500
Weighted average diluted common shares/Common Units for FFO and AFFO	120,300	120,300
FFO per common share and Common Unit	$0.71	$0.75
AFFO per common share and Common Unit	$0.85	$0.89

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our on-going operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the on-going operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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